UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 7, 2012 (March 1, 2012)

Acadia Healthcare Company, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35331	46-2492228
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

830 Crescent Centre Drive, Suite 610, Franklin, Tennessee 37067

(Address of Principal Executive Offices)

(615) 861-6000

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 1, 2012, Acadia Healthcare Company, Inc. (“Acadia”) amended its senior secured credit facility, dated July 12, 2011, by and among Acadia, Bank of America, NA (as Administrative Agent, Swing Line Lender and L/C Issuer) and the lenders listed therein, as amended (the “Senior Credit Facility”). The amendment provides an incremental $25.0 million of term loans and increases the revolving credit facility by $45.0 million, from $30.0 million to $75.0 million. Acadia used the incremental term loans of $25.0 million and a $5.0 million borrowing under the revolving credit facility to partially fund the acquisition of three behavioral health care facilities (the “Haven Facilities”) from Haven Behavioral Healthcare Holdings, LLC (“Haven”) on March 1, 2012. As of March 6, 2012, Acadia has approximately $70 million of availability under its revolving line of credit. The amended term loans require quarterly principal payments of $2.0 million for March 31, 2012 to March 31, 2013, $4.0 million for June 30, 2013 to March 31, 2014, $5.0 million for June 30, 2014 to March 31, 2015, and $6.0 million for June 30, 2015 to December 31, 2015, with the remaining principal balance due on the maturity date of April 1, 2016.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On March 1, 2012, Acadia completed the acquisition of the Haven Facilities with a combined 166 licensed beds for $91.0 million of cash consideration using the net proceeds from the December 2011 sale of Acadia common stock and borrowings under the Senior Credit Facility. The parties consummated the acquisition pursuant to a Membership Interest Purchase Agreement, dated as of December 30, 2011, among Haven, Haven Behavioral Healthcare, Inc. and Hermitage Behavioral, LLC, a Delaware limited liability and wholly-owned subsidiary of Acadia. The Haven Facilities are located in Tucson, Arizona, Wichita Falls, Texas, and Ada, Oklahoma.

The press release dated March 5, 2012 is filed as Exhibit 99 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

To the extent required, Acadia will file by amendment to this Current Report on Form 8-K the historical financial information provided by this Item 9.01(a) within 71 calendar days of the date on which this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information

To the extent required, Acadia will file by amendment to this Current Report on Form 8-K the pro forma financial information provided by this Item 9.01(b) within 71 calendar days of the date on which this Current Report on Form 8-K is required to be filed.

(d)	Exhibits

Exhibit No.	Description

99	Press Release of Acadia Healthcare Company, Inc., dated March 5, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACADIA HEALTHCARE COMPANY, INC.

Date: March 7, 2012	By:	/s/ Christopher L. Howard
Christopher L. Howard
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99	Press Release of Acadia Healthcare Company, Inc., dated March 5, 2012